Exhibit 23.3


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (Form S-8) pertaining to the Whole Foods Market Growing Your Future 401(k) Plan of our report dated November 14, 2001, with respect to the consolidated financial statements of Whole Foods Market, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP
                                               ---------------------
                                               ERNST & YOUNG LLP


Austin, Texas
June 24, 2002